UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 7, 2020

LendingClub Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 001-36771

Delaware	51-0605731
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

595 Market Street, Suite 200,
San Francisco,	CA	94105
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (415) 632-5600
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	LC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01	Other Events

Cessation of Retail Notes

On February 18, 2020, LendingClub Corporation (“LendingClub”) and Radius Bancorp, Inc. (“Radius”) entered into an Agreement and Plan of Merger, by and among LendingClub, a wholly owned-subsidiary of LendingClub and Radius, pursuant to which LendingClub agreed to acquire Radius and thereby acquire its wholly-owned subsidiary, Radius Bank (the “Merger”). In connection with and in furtherance of the Merger, LendingClub has been in regular contact with federal banking regulators and, on September 25, 2020, filed an FR Y-3 application with the Federal Reserve to become a bank holding company. Further, as LendingClub progresses in its objective to become a full-spectrum fintech marketplace bank, the company has been evaluating its current and future product suite and has started development of new products aimed to better serve its customers. LendingClub plans to offer a full suite of products as a bank. This includes a high-yield savings account that will be initially exclusively available to its existing retail investors and will offer a compelling interest rate, as well as other products that take advantage of the marketplace to allow its customers to both pay less when borrowing and earn more when saving. As part of this strategic initiative, LendingClub has also determined to cease offering and selling its Retail Notes (as such term is defined below).

Specifically, on or around December 31, 2020, LendingClub will cease offering and selling Member Payment Dependent Notes, as such term is defined in its Form S-3 filed with the Securities and Exchange Commission on August 9, 2019 (the “Retail Notes”). To minimize operational inefficiencies and facilitate ceasing the Retail Notes program, as of October 8, 2020, LendingClub will no longer process the opening of new Retail Notes investment accounts. Ceasing the Retail Notes program will allow LendingClub to redeploy capital and improve platform efficiency, enabling the company to help even more members as LendingClub progresses towards closing the Merger and becoming a bank holding company.

All Retail Notes outstanding as of the date the Retail Note program is ceased will be unaffected by the cessation of the program. Accordingly, with respect to such outstanding Retail Notes, LendingClub will continue servicing the corresponding member loans and information regarding such Retail Notes will remain viewable in the applicable Retail Note investor accounts.

Forward-Looking Statements

Some of the statements above, including statements regarding the closing of the Merger, the timing and benefits of ceasing the Retail Notes program and the development of future product offerings are "forward-looking statements." The words "anticipate," "believe," "estimate," "expect," "intend," "may," "outlook," "plan," "predict," "project," "will," "would" and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that could cause actual results to differ materially from those contemplated by these forward-looking statements including LendingClub’s ability to close the Merger (including obtaining regulatory approval) and those factors set forth in the section titled "Risk Factors" in LendingClub’s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K, each as filed with the Securities and Exchange Commission, as well as LendingClub’s subsequent reports on Form 10-Q and 10-K each as filed with the Securities and Exchange Commission. LendingClub may not actually achieve the plans, intentions or expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in forward-looking statements. LendingClub does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

Exhibit Number	Exhibit Title or Description
104	Cover Page Interactive Data File (Cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LendingClub Corporation
Date:	October 7, 2020	By:	/s/ Brandon Pace
Brandon Pace
General Counsel and Corporate Secretary
(duly authorized officer)